EX-99.a.1.i

AMENDED AND RESTATED
SCHEDULE A
TO THE
AGREEMENT AND DECLARATION OF TRUST

This Amended and Restated Schedule A, as amended July 1, 2021 (“Schedule A”), to the Ivy Variable Insurance Portfolios Amended and Restated Agreement and Declaration of Trust dated August 16, 2017 (the “Agreement”), is effective as of July 1, 2021, and supersedes any prior Schedule A to the Agreement.

IVY VARIABLE INSURANCE PORTFOLIOS
SERIES AND CLASSES

Ivy Variable Insurance Portfolios	Share Class
Delaware Ivy VIP Asset Strategy	Class I
Class II
Delaware Ivy VIP Balanced	Class II
Delaware Ivy VIP Core Equity	Class II
Delaware Ivy VIP Corporate Bond	Class II
Delaware Ivy VIP Energy	Class I
Class II
Delaware Ivy VIP Global Bond	Class II
Delaware Ivy VIP Global Equity Income	Class II
Delaware Ivy VIP Global Growth	Class II
Delaware Ivy VIP Government Money Market	Class II
Delaware Ivy VIP Growth	Class II
Delaware Ivy VIP High Income	Class I
Class II
Delaware Ivy VIP International Core Equity	Class II
Delaware Ivy VIP Limited-Term Bond	Class II
Delaware Ivy VIP Mid Cap Growth	Class I
Class II
Delaware Ivy VIP Natural Resources	Class II
Delaware Ivy VIP Pathfinder Aggressive	Class II
Delaware Ivy VIP Pathfinder Conservative	Class II
Delaware Ivy VIP Pathfinder Moderate	Class II
Delaware Ivy VIP Pathfinder Moderate – Managed Volatility	Class II
Delaware Ivy VIP Pathfinder Moderately Aggressive	Class II
Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II
Delaware Ivy VIP Pathfinder Moderately Conservative	Class II
Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II
Delaware Ivy VIP Science and Technology	Class I
Class II
Delaware Ivy VIP Securian Real Estate Securities	Class II
Delaware Ivy VIP Small Cap Core	Class II
Delaware Ivy VIP Small Cap Growth	Class I
Class II
Delaware Ivy VIP Value	Class II